SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant [ X ]

Filed by a party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                                BURKE MILLS, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

                                       N/A

     2) Aggregate number of securities to which transaction applies:

                                       N/A

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                       N/A

     4) Proposed maximum aggregate value of transaction:

                                       N/A

     5) Total fee paid:

                                       N/A

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

     1) Amount Previously Paid:

                                       N/A

     2) Form, Schedule or Registration Statement No.:

                                       N/A

     3) Filing Party:

                                       N/A

     4) Date Filed:

                                       N/A

-------------------------------------------------------------------------------


                                BURKE MILLS, INC.


-------------------------------------------------------------------------------








                          Notice of 2007 Annual Meeting

                                       and

                                 Proxy Statement






















--------------------------------------------------------------------------------

                                BURKE MILLS, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                      2007

===============================================================================

     The 2007 annual meeting of the shareholders of Burke Mills, Inc. ("the Company") will be held at the executive offices of the Company, 191 Sterling Street N.W., Valdese, North Carolina, at 2:00 P.M. on Tuesday, May 15, 2007, for the following purposes:


     (1) To elect seven directors to serve until the next annual meeting of the shareholders and until their successors shall be elected and shall qualify.

     (2) To transact such other business as may properly come before the meeting or any adjournments thereof.


     The close of business on March 28, 2007 has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at said meeting.

     Management hopes all shareholders can attend this meeting. Whether or not you expect to be present, you are requested to date and sign the enclosed proxy and return it promptly in the enclosed envelope. The proxy will be returned to any shareholder who attends the meeting and requests such return.



                                By order of the Board of Directors
                                Pender R. McElroy
                                Secretary of Burke Mills, Inc.

April 6, 2007

                         =============================


                                 PROXY STATEMENT


                         =============================


                              Annual Meeting of the
                        Shareholders of Burke Mills, Inc.
                             to be held May 15, 2007



SOLICITATION AND REVOCATION OF APPOINTMENT OF PROXY
---------------------------------------------------


     The enclosed appointment of proxy is solicited by the Board of Directors of Burke Mills, Inc. ("the Company"). It is revocable upon receipt of written notice of revocation by the Secretary of the Company at any time before it is exercised. If the enclosed appointment of proxy is signed and returned, the shares covered by the appointment will be voted at the meeting (and all adjourned sessions).

     The cost of soliciting appointments of proxy will be borne by the Company, and such costs are not expected to exceed an amount normally expended for a solicitation for an election of directors in the absence of a contest and costs represented by salaries and wages of regular employees and officers, who will carry out any solicitations to be made, which amount is not expected to exceed $5,000.00.

     The mailing address of the principal executive offices of the Company is:

                                Burke Mills, Inc.
                                Post Office Box 190
                                Valdese, North Carolina 28690

     The approximate date on which the proxy statements and proxy cards are first sent or given to shareholders is April 17, 2007.



VOTING RIGHTS
-------------


     The holders of stock of the Company on March 28, 2007 are the only shareholders entitled to notice of and to vote at the annual meeting of shareholders on May 15, 2007 and at any adjournments thereof. On March 28, 2007 (the record date) there were

2,741,168 shares of stock outstanding and entitled to vote. Each share of stock is entitled to one vote.



VOTING PROCEDURES
-----------------


     If a majority of the shares of the Company issued and outstanding are present at the meeting in person or by proxy, a quorum will exist.

     Each shareholder entitled to vote shall have the right to cast one vote per share outstanding in the name of such shareholder (a) on the motion before the body or (b) as to election of directors, for each nominee for each directorship to be filled. For a motion to pass, the votes cast in favor of the motion must exceed the votes cast against the motion. Directors are elected by a plurality of the votes cast; the nominees with the largest number of votes will be elected up to the maximum number of directors to be elected (which is seven).

     Votes by proxy will be tabulated by American Stock Transfer & Trust Company, the stock transfer agent for the Company. The votes by proxy will be cast at the meeting by the proxy holders. Any shareholder may vote in person at the meeting if no appointment of proxy has been made or if the appointment is revoked. All votes will be tabulated at the meeting by the secretary of the Company.

     Under North Carolina law and under the articles of incorporation and bylaws of the Company, abstentions and broker non-votes have no effect since a majority of the votes cast will carry a motion and directors are elected by a plurality of the votes cast.



SUBSTANTIAL SHAREHOLDERS
------------------------


     As of March 12, 2007 the following persons are the only persons known to the Company to be the beneficial owners of more than five percent of the common stock of the Company (the only voting securities of the Company):

Title of        Name and Address of           Amount and Nature of     Percent
Class            Beneficial Owner             Beneficial Ownership     of Class
-----            ----------------             --------------------     ---------

Common          Naseus, Inc.                    1,443,329 shares        52.7%
Stock           Flat 72, Building 383             (Direct)
                Road 1912
                Manama Town 319, Bahrain


                                        2




Common          Humayun N. Shaikh                1,443,329 shares       52.7%
Stock           Azgard Nine Limited                (Indirect)
                Ismail Aiwan-i-Science
                Shahrah-i-Jalaluddin Roomi
                Lahore - 54600, Pakistan

     The shares beneficially owned by Humayun N. Shaikh are shares owned of record by Naseus, Inc. Naseus, Inc., a Panamanian corporation, holds 1,443,329 shares of the Company's stock. Naseus, Inc. is a holding company for business interests and does not conduct any active operations. Mr. Humayun Shaikh is the owner of all the stock of Naseus, Inc.


     The Company is informed and believes that as of March 12, 2007 Cede & Co. held 1,142,838 shares of the Company (41.7%) as nominee for Depository Trust Company, 55 Water Street, New York, New York 10004, that Cede & Co. and Depository Trust Company both disclaim any beneficial ownership thereof, and that such shares are held for the account of numerous other persons, no one of whom is believed to beneficially own five percent or more of the common stock of the Company, except for the stock owned by the Administrator, CTA of the Estates of Robert E. Bell and Andrea G. Bell.

     The Company is informed and believes that Robert E. Bell, III is the beneficial owner of 116,100 shares of the Company's common stock, and Virginia
E. Bell is the owner of 116, 100 shares of the Company's common stock. 116,100 shares represents 4.24% of the common stock of the Company. Robert E. Bell, III and Virginia E. Bell are brother and sister. The Company is unaware that either person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has voting power or investment power of the other person's shares or that either person shares with the other any voting power or investment power of common stock of the Company. The Company is unaware, that these two persons have agreed to act together for purposes of voting, holding or disposing of the common stock of the Company.

ELECTION OF DIRECTORS
---------------------


     Seven directors are to be elected at the annual meeting of shareholders to be held on May 15, 2007. Directors are to be elected to serve until the next annual meeting of shareholders and until their successors shall be elected and shall qualify.

     The enclosed proxy will be voted in favor of the election of the following nominees as directors:

                                                  Amount (Shares)
                                                   and Nature of
           Name             Principal                Beneficial         Percent
(Age)(Year lst Elected)    Occupation                Ownership          of Class
-----------------------    ----------             ---------------       --------
    Humayun N. Shaikh      Chairman of               1,443,329            52.7%
    (64)      (1978)       the Company               (Direct
                                                    and Indirect)

    Thomas I. Nail         President of               7,000               0.26%
    (59)      (2000)       the Company               (Direct)

    William T. Dunn        Retired                    2,000               0.07%
    (73)      (1996)                                 (Direct)



    Robert P. Huntley      Chairman,                  5,000               0.18%
    (69)      (1993)       Secretary                 (Direct)
                           and Treasurer,
                           Timber Ridge Lumber Co.
                           Hickory, NC

    Robert T. King         Retired                        0               0.0%
    (80)      (2001)

    Richard F. Byers       Executive Vice             1,000               0.0%
    (68)      (2001)       President of the Company  (Direct)

    Aehsun Shaikh          Director,                      0               0.0%
    (34)      (1999)       Azgard Nine Limited
                           Lahore, Pakistan


     All nominees are incumbents.

     "Direct" ownership means ownership as record owner. "Indirect" ownership means beneficial ownership other than as record owner.

     Mr. Dunn, Mr. Huntley and Mr. King are independent as defined in Rule 4200(a) (15) of the Marketplace Rules of the National Association of Securities Dealers.

     Mr. Humayun Shaikh serves as Chairman Emeritus of Azgard Nine Limited (formerly known as Legler-Nafees Denim Mills, Ltd.) (engaged in the manufacture and sale of denim fabric and garments and production and sale of yarn) of Lahore, Pakistan. Previously and for more than the past five years he served as director of that company and of Nafees Cotton Mills, Ltd. Until 1994 he was a director of Colony Textile Mills, Ltd.

(engaged in spinning and weaving of yarn and dyeing and printing of fabric) and of National Security Insurance Co., Ltd. (engaged in the writing of property and casualty insurance) both of Lahore, Pakistan, and so served for more than the five years prior to 1994. Mr. Shaikh devotes approximately 75% of his time to the management of the Company. Mr. Shaikh served as President of the Company from January 1981 until May 1992, when he became Chairman.

     Mr. Nail was appointed on May 15, 2000, and now serves as, President and Chief Operating Officer of the Company. Prior to that time, Mr. Nail was Vice President-Finance of the Company, having assumed that office a second time in June 1997. From March 1994 to June 1997, Mr. Nail was Chief Financial Officer, Secretary and Treasurer of Alba Waldensian, Inc., Valdese, NC, a manufacturer of women's intimate apparel and health products. From September 1987 to March 1994, Mr. Nail was Vice President-Finance of the Company. Prior to 1987, Mr. Nail held accounting and controller positions with several companies.

     Mr.  Huntley  serves as  Chairman  and  Secretary  of Timber  Ridge  Lumber
Company, Inc., a supplier of hardwood lumber to the furniture industry. Mr. Huntley has served in this capacity since 1996. He also has business interests in other areas including real estate. Mr. Huntley is licensed as a certified public accountant. Mr. Huntley is a member of the board of directors of FNB United Corporation, a public company having securities registered pursuant to
Section 12 of the Securities Exchange Act of 1934.

     Mr. Dunn is retired. From 1978 to 1986 Mr. Dunn was Executive Vice President and a member of the Board of Directors of E. F. Hutton and Company, having responsibility for trading, marketing, research and syndication of all fixed income products to institutional clients. From 1986 to 1991 Mr. Dunn was Senior Managing Director with Bear Stearns and Company. From 1991 until January 1995 Mr. Dunn was Managing Director of PaineWebber, Inc. In these latter two positions, Mr. Dunn had responsibility for trading, marketing, research and syndication of fixed income products to institutional clients in the international market.

     Mr. King is retired. From 1952 to 1969 Mr. King was President and part owner of Collins Yarn Processing, Inc. in Hickory, NC, a dye house. From 1969 to 1985, Mr. King was manager of the dye house division of the yarn division of Collins & Aikman, Inc. in Hickory, NC.

     Mr. Byers is Executive Vice President of the Company, having been appointed to that position on May 15, 2000. Prior to then Mr. Byers was Vice President-Sales of the Company, having assumed that office in December 1978. Mr. Byers served as production control manager of the Company from 1968 to December 1978.

     Mr. Aehsun Shaikh is a director (a management position) of Azgard Nine Limited (formerly known as Legler-Nafees Denim Mills, Ltd.) since 1999. Mr. Shaikh is the son of Humayun Shaikh, Chairman of the Board of the Company.

     The Board of Directors of the Company met once during the fiscal year ended December 30, 2006. All directors attended except Mr. Aehsun Shaikh.



BOARD COMMITTEES
----------------


     The Board of Directors of the Company has two standing committees - Audit and Compensation.

     The Audit  Committee is established in accordance with Title 15, U.S. Code,
Section 78(c)(58)(A). Mr. Huntley, Mr. Dunn and Mr. King serve on the Audit Committee. The Audit Committee met four times during the last fiscal year. The duties of the Audit Committee are to review the work of the Company's auditors and to confer with the auditors on matters concerning the annual audit. The Board of Directors of the Company has adopted a written charter for the Audit Committee. A current copy of the charter is available to security holders on the Company's web site at www.burkemills.com. A copy of the charter was included as an appendix to the Company's proxy statement filed in April 2005. The members of the Audit Committee of the Company are independent as members of the Audit Committee as defined by Rule 4200(a)(15) of the Marketplace Rules of the National Association of Securities Dealers.

     Mr. Dunn, who serves as Chairman, Mr. Huntley and Mr. Shaikh (who is Chairman and Chief Executive Officer of the Company) serve on the Compensation Committee. The Compensation Committee met once during the last fiscal year. The duties of the Compensation Committee are to review, and advise the board on, the compensation of the Chairman and Chief Executive Officer of the Company and the other executive officers of the Company. Mr. Huntley and Mr. Dunn are independent as members of the Compensation Committee as defined by Rule 4200
(a)(15) of the Marketplace Rules of the National Association of Securities Dealers. Mr. Shaikh is Chairman and Chief Executive Officer of the Company. The Compensation Committee does not have a charter.



AUDIT COMMITTEE FINANCIAL EXPERT
--------------------------------

     The Board of Directors of the Company has determined that the Board's Audit Committee has at least one Audit Committee financial expert serving on the Committee. The name of that expert is Robert P. Huntley. Mr. Huntley is independent as said term is defined in Rule 4200(a)(15) of The Marketplace Rules of the National Association of Securities Dealers. Mr. Huntley is independent as the Audit Committee Financial Expert as defined by Rule 4200(a)(15)of the Marketplace Rules of the National Association of Securities Dealers.

     Mr. Huntley graduated from the University of North Carolina with a degree in accounting and passed the North Carolina Certified Public Accountant examination in April 1965. Mr. Huntley worked in both the tax and audit areas with J.A. Grisett & Co. from 1964 until 1982 then with Deloitte Haskins & Sells upon merger of J.A. Grisett & Co. into Deloitte Haskins & Sells in 1982. Mr. Huntley was the engagement partner on numerous financial institution audits and audits of other publicly traded companies. Mr. Huntley served as partner in charge of the Hickory office for both J.A. Grisett & Co. and Deloitte Haskins & Sells. In May 1987, Mr. Huntley entered private business. Mr. Huntley still holds his certified public accountant license.



AUDIT COMMITTEE REPORT
----------------------


     The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended December 30, 2006.

     The Audit Committee has discussed with the independent auditors of the Company the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

     The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board
Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent accountant the independent accountant's independence.

     Based on the review and discussions specified above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company's annual report on Form 10-K (which is the Company's annual report to shareholders) for the fiscal year ended December 30, 2006.

     The members of the Audit Committee are:

                                 Robert P. Huntley, Chairman
                                 William T. Dunn
                                 Robert T. King

EXECUTIVE AND DIRECTOR COMPENSATION
-----------------------------------


     The Compensation Committee and the Board of Directors met on November 14, 2006 to establish its processees and procedures for consideration and determination of executive and director compensation. The Committee determined that its scope of authority would be to review, near the end of each fiscal year, the current level of compensation of executive officers and directors and make a recommendation to the Board of Directors for any changes in such compensation. The Compensation Committee does not anticipate delegating any authority in making such consideration and determination. Mr. Shaikh is the Chairman and Chief Executive Officer of the Company, and serves as a member of the Compensation Committee. Accordingly, he has one of three votes in recommending the amount or form of the executive and director compensation. Neither the Compensation Committee nor the Board of Directors retain the services of any compensation consultants in carrying out its duties.



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
-----------------------------------------------------------


     Currently, and during the last completed fiscal year, the members of the Compensation Committee were Mr. Dunn, Chairman, Mr. Huntley and Mr. Shaikh. Mr. Shaikh is Chairman and Chief Executive Officer of the Company. The other members of the Compensation Committee do not have any relationships requiring disclosure pursuant to Section 402 of SEC Regulation S-K.



NOMINATING COMMITTEE
--------------------


     The Board of Directors does not have a standing Nominating Committee. The Board is of the view that it is appropriate for the Company not to have such a committee since the size of the Board of Directors (seven members) is small and there has historically been relatively little turnover in membership on the Board of Directors. If and when a new member of the Board of Directors becomes necessary, all board members will have input into the nomination decision. Any director candidates recommended by shareholders would be given consideration by the board members.

COMMUNICATIONS TO THE BOARD
---------------------------


     It is the policy of the Company that any communication from a shareholder of the Company addressed to any member or all members of the Board of Directors and sent to the office of the Company (P.O. Box 190, Valdese, NC 28690) will be promptly sent directly to such board member by management of the Company.



ATTENDANCE OF BOARD MEMBERS AT ANNUAL MEETINGS
----------------------------------------------


     The Company does not have a policy with regard to attendance by board members at annual meetings. Six of the seven members of the board attended the annual meeting of shareholders held on May 16, 2006.



STOCK OWNED BY OFFICERS
-----------------------


     As of March 12, 2007, the common stock of the Company (the only class of equity securities of the Company) beneficially owned by the chief executive officer, Humayun N. Shaikh, by the three most highly compensated executive officers other than Mr. Shaikh, and by all officers and director nominees as a group is as follows:

                                 Amount (Shares)
                                  and Nature of                        Percent
Name/Group                     Beneficial Ownership                    of Class
----------                     --------------------                    --------
Humayun N. Shaikh                   1,443,329                           52.7%
Chairman and CEO Indirect

Thomas I. Nail                        7,000                             0.26%
President and COO                    Direct

Richard F. Byers                      1,000                             0.00%
Executive Vice President             Direct

William E. Singleton                    0                                ---
Vice President-Manufacturing

All officers and director           1,458,429                           53.2%
nominees as a group                 (Direct and
(9 persons)                         Indirect)


EXECUTIVE OFFICERS OF THE COMPANY
---------------------------------


     All executive officers of the Company are serving until the next annual meeting of directors and until their successors have been duly elected and qualified. The current officers of the Company, in addition to executive officers Humayun N. Shaikh, Thomas I. Nail and Richard F. Byers, are as follows:

     William E. Singleton (age 57) is Vice President-Manufacturing of the Company. Mr. Singleton began employment with the Company on June 20, 2000 as Vice President-Manufacturing. Prior to that time, Mr. Singleton was a superintendent with Grover Industries, Inc. in Grover, NC (a yarn manufacturer and dyer) for three years, a general manager with Doran Textiles, Inc. in Shelby, NC (a manufacturer of yarn, a weaver and a yarn dyer) for three years. Prior to that time, Mr. Singleton was a superintendent of dyeing at J. P. Stevens Co. in Greenville, South Carolina, and a technical manager with M. Lowenstein and Co. in Lyman, South Carolina. Mr. Singleton is an executive officer of the Company.

     Pender R. McElroy (age 66) is Secretary of the Company, having assumed that office in April 1981. Mr. McElroy is a member of the law firm of James, McElroy & Diehl, P.A., Charlotte, NC, legal counsel for the Company. Mr. McElroy is not an executive officer of the Company.

     Michael B. Smith (age 49) is Assistant Secretary of the Company, having assumed that office in May 1985. Mr. Smith has been employed by the Company as a cost accountant since 1978. Mr. Smith is not an executive officer of the Company.



COMPENSATION DISCUSSION AND ANALYSIS
------------------------------------


     The Company has relatively modest sales revenue for a public company. The Company struggles to survive in the U.S. textile industry, which has been declining over the last 15 years due to importation of foreign products priced far below American products. Its customer base is diminishing as customers close, go into bankruptcy or are acquired. Many customers are purchasing less volume. Accordingly, in setting compensation, the objectives of the Company's compensation programs are to retain the services of its executive officers while attempting at the same to maintain company expense for executive compensation at a reasonable level. The Company's compensation programs are extremely modest in scope as well as amount. The Company's compensation programs are designed to reward its executive officers for the services they provide to the Company, to reward their loyalty in remaining with the Company even in difficult times, and to provide incentive for such officers to remain employed by the Company in the future.

     The elements of compensation of executive officers of the Company are base salary, use of a company car, life insurance of $100,000.00, accidental death insurance of $100,000.00 and long term disability insurance. Since 2002, the Company has paid no bonuses. The Company does not have any programs, or any plans to initiate any programs, for elements of compensation other than the forgoing.

     The Company determines the amount of base salary commensurate with the roles and responsibilities. The Company also takes into account, to the extent it has accurate information, the level of pay of executive officers of other similar textile companies having the approximate revenue and level of business operations of the Company. With regard to benefits, the Company offers minimal benefits very modest in scope, and the Company feels that its benefits to executive officers are the minimum benefits that should be offered to executive officers for retention purposes.

     The Company does not have any long term or deferred compensation program. The Company's policy for allocating between cash and noncash compensation is simply that the Company provides a base salary and provides minimal benefits of noncash compensation.

     With regard to corporate performance, setting compensation policies and making compensation decisions, the Compensation Committee, the Board of Directors and management is aware that the Company has sustained a net loss over the last five years. However, while sustaining losses, the Company has survived and continues to attempt to procure new business, retain existing business and keep expenses within reason in a highly competitive and rapidly declining industry. The Compensation Committee, Board of Directors and management of the Company deem that, even though the Company has lost money for five fiscal years, other companies similarly situated would have closed their doors or been sold out for virtually nothing, while the Company has survived and sustained itself during very challenging times. To that extent, discretion can be and has been exercised in setting relatively modest base salaries and noncash compensation even though the Company is not profitable. Discretion has been exercised with regard to all executive officers. Each executive officer of the Company is considered by the Compensation Committee, the Board of Directors and management to render above level performance and contribute to the survival of the Company. The elements of individual performance and contribution taken into account with regard to Mr. Shaikh and Mr. Nail include as major factors their leadership in the overall strategic direction of the Company for the future, decisions with regard to supervision of sales and marketing, manufacturing operation and decisions with regard to the level of expenses incurred by the Company. With regard to Byers, the elements include his supervision of the sales and marketing efforts of the Company, supervision of other salespersons, sustaining existing customers, adding new customers, and maintaining effective communications with customers both before and after the sale. With regard to Mr. Singleton, his elements include the time needed to produce yarn product between the time of the order and the time of delivery, the quality of the yarn products, the efficiency and morale of workers in the plant and the promptness and effectiveness of response to quality problems.

     The Company's policies and decisions regarding the adjustment or recovery of awards or payments is nonexistent. The Company does not anticipate at any time having to recover any cash or noncash compensation from its executive officers. No factors have been considered in decisions to increase or decrease material compensation to executive officers since, for the last four years, there has been no material increase or decrease in compensation of executive officers.

     The Company has no contract, agreement, plan or arrangement, written or unwritten, providing for payments in connection with any termination of employment or change in control. The accounting and tax treatment of forms of compensation is done on advice of the outside auditors of the company and treatments are believed to be in accordance with Generally Accepted Accounting Principles. The Company has no requirements or guidelines with regard to ownership of stock in the Company. The Company has not engaged in any benchmarking of total compensation or any material element of compensation. Executive officers involved in determining executive compensation are Mr. Shaikh, who is a member of the Compensation Committee and Chairman and Chief Executive Officer of the Company, and Mr. Nail as President and Chief Operating Officer of the Company. That involvement was to make recommendations to the Compensation Committee with regard to executive compensation consistent with the policy and guidelines previously explained.

     The Company has no plan-based awards. The Company has no outstanding equity awards. The Company has no outstanding stock options.

     The Company maintains no pension or other plan for payments or other benefits at, following or in connection with retirement. The company does maintain a standard and customary 401(k) Plan available to all employees. The Company's 401(k) Plan is a tax-qualified defined contribution plan. The Company maintains no nonqualified defined contribution or other nonqualified deferred compensation plans. The Company has made no discretionary contributions to its 401(k) Plan in the last three fiscal years.

     The Company has no agreement, plan or arrangement, written or unwritten, providing for payment to any named executive officer at, following or in connection with any termination, including, without limitation, resignation, severance, retirement or constructed termination, or a change in control or a change in any executive officer's responsibilities. No executive officer has a written or unwritten employment agreement.



COMPENSATION OF EXECUTIVE OFFICERS
----------------------------------


     All plan and non-plan compensation awarded to, earned by, or paid to Humayun N. Shaikh, Thomas I. Nail and Richard F. Byers for the past three fiscal years is shown in the following table:


                           SUMMARY COMPENSATION TABLE

                       Fiscal Year Ended December 30, 2006
                       -----------------------------------

        Name and                                       All Other
   Principal Position    Year       Salary     Bonus  Compensation      Total
--------------------------------------------------------------------------------

Humayun N. Shaikh,       2004      $210,000      0      $258           $210,258
Chairman and CEO         2005      $210,000      0      $396           $210,396
(principal executive     2006      $210,000      0      $804           $210,804
officer)



Thomas I. Nail,          2004      $150,000      0      $7,278         $157,278
President and COO        2005      $150,000      0      $6,742         $156,742
(principal financial     2006      $150,000      0      $12,517        $162,517
officer)



Richard F. Byers,        2004      $104,988      0      $1,546         $106,534
Executive Vice           2005      $104,988      0      $1,510         $106,498
President                2006      $104,988      0      $1,503         $106,491


     There is no executive officer of the Company other than those named above whose total compensation exceeded $100,000 for the last completed fiscal year.

     During the last fiscal year, the Company made no stock awards and no option awards, and had no non-equity incentive compensation plan.

     The category of All Other Compensation includes the annual premium on group life insurance for each officer on the amount in excess of $50,000 of coverage, accidental death insurance of $100,000 and long term disability insurance. For Mr. Nail and Mr. Byers, the category of All Other Compensation includes the nonbusiness portion of use of a company owned automobile by Mr. Nail and Mr. Byers.

     Mr. Shaikh's travel expenses on behalf of the Company are reimbursed to him by the Company.

COMPENSATION OF DIRECTORS
-------------------------


     Following is information concerning the compensation of members of the Board of Directors of the Company for the last completed fiscal year.

                              DIRECTOR COMPENSATION

                       Fiscal Year Ended December 30, 2006

--------------------------------------------------------------------------------

                            Fees Earned or All Other
Name                     Paid in Cash          Compensation              Total
----                     ------------          ------------              -----
William T. Dunn           $ 12,000                 $37                  $12,037

Robert P. Huntley         $ 12,000                 $37                  $12,037

Robert T. King            $ 12,000                 $37                  $12,037

Aehsun Shaikh             $   0                    $37                  $    37


     Compensation for Humayun N. Shaikh, Thomas I. Nail and Richard F. Byers is shown in the Summary Compensation Table for executive officers.

     Directors who are employed by the company are not compensated for services as directors. Directors not employed by the Company receive compensation for board service of $2,000.00 per quarter, payable at the end of quarter, and $1,000.00 for each board meeting and each committee meeting. If a committee meeting is combined with or occurs on a day where there is a Board meeting, no extra payment is made for the committee meeting on that day.

     No Director receives any compensation based on stock awards, option awards, non-equity incentive compensation plan, pension plan, non qualified deferred plans (unless the Director is an employee, in which case such director would be eligible to be a participant in the Company's 401(k) Plan).



TRANSACTIONS WITH RELATED PARTIES
---------------------------------


     The Company pays Humayun N. Shaikh $24,000 annually toward the expense of maintaining and operating an office for the Company on the premises of Azgard Nine Limited (Azgard) in Pakistan. The Company may from time to time purchase yarn from Azgard. During the fiscal year ended December 30, 2006, the Company did not purchase yarn from

Azgard. As of March 12, 2007, it is not known whether the Company will purchase additional yarn from Azgard, although such purchases could reasonably be anticipated. Mr. Humayun N. Shaikh and Mr. Aehsun Shaikh are directors of Azgard, and Mr. Humayun N. Shaikh and his family control a majority of the stock of Azgard.



STOCK OPTIONS
-------------


     No officer or director of the Company was granted, exercised or realized any stock appreciation rights, options or warrants during the fiscal year ended December 30, 2006.



DISCRETIONARY AUTHORITY
-----------------------


     The proxy being solicited confers, and the holders of each proxy shall have, discretionary authority to vote with respect to any of the following matters:

     (1) Matters of which the Company did not have notice by March 12, 2007.

     (2) In the case in which the Company has received timely notice in connection with an annual meeting of shareholders, if the Company includes in the proxy statement advice on the nature of the matter and how the Company's proxy holders intend to exercise their discretion to vote on each matter. There are certain stipulations on the right to discretionary voting authority on such matters spelled out in Rule 14A-4I(2) of the Rules of the Securities and Exchange Commission.

     (3) Approval of the minutes of the prior meeting but such approval shall not amount to ratification of the action taken at that prior meeting.

     (4) The election of any person to any office for which a bona fide nominee is named in the proxy statement and such nominee is unable to serve or for good cause will not serve.

     (5) Any proposal omitted from the proxy statement and form of proxy pursuant to Rule 14a-8 or Rule 14a-9 of the Rules of the Securities and Exchange Commission.

     (6) Matters incident to the conduct of the meeting.

INDEPENDENT PUBLIC ACCOUNTANTS
------------------------------


     It has been the custom of the Company for the Board of Directors to select the independent public accounting firm for the Company each year at its annual meeting following the annual meeting of shareholders. Therefore, no accounting firm is being recommended to or selected at this annual meeting of shareholders. The board's Audit Committee has approved the engagement of Scott McElveen L.L.P. as the independent public accounting firm for the Company for the fiscal year ending December 29, 2007, and the Board of Directors will vote at its next annual meeting on ratifying the action of the Audit Committee. Scott McElveen L.L.P., Columbia, SC, is the independent public accounting firm for the Company and has audited the books of the Company for the fiscal year ended December 30, 2006. It is expected that a representative from Scott McElveen L.L.P., Columbia, SC, will be present at the annual shareholders meeting. That representative will have the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.



CHANGES IN INDEPENDENT PUBLIC ACCOUNTANTS
-----------------------------------------


     On October 20, 2005 a representative of BDO Seidman, LLP (Seidman), the independent registered public accounting firm then engaged as the accountant to audit the Company's financial statements, verbally stated to the chairman of the Company's audit committee that Seidman would resign as the Company's independent accountant at the conclusion of its accounting services for the third quarter of the then current fiscal year of the Company. On November 14, 2005, Seidman concluded its accounting services for the third quarter of the Company's fiscal year.

     Seidman's report on the financial statements of the Company for either of the past two years did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years, and in the subsequent interim period through November 14, 2005, there have been no disagreements with Seidman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     During the audit of the financial statements of the Company for the fiscal year ended January 1, 2005, Seidman advised the Company that, as explained below, internal controls necessary for the Company to develop reliable financial statements did not exist at that point in time. The particular disclosure controls and procedures which were not effective arose out of an error in the company's calculation of its deferred income taxes for the fiscal year ended January 3, 2004 and for the first three quarters of the fiscal year ended January 1, 2005. After advice from Seidman, the Company deemed this error to be a material weakness, as such term is defined in PCAOB Auditing Standard No. 2. The error arose when the Company calculated the valuation allowance (mark-down) for the fiscal year ended January 3, 2004 based upon the gross value of deferred tax assets which was $920,000.00. The Company, after advice from Seidman, concluded that this calculation should be restated to calculate the valuation allowance based on the difference between deferred tax assets and deferred tax liabilities. Deferred tax liabilities exceeded deferred tax assets by $60,000.00 during the fiscal year ended January 3, 2004. The effect of the change was to reduce the Company's total assets as of January 3, 2004 by $60,000.00, decrease total liabilities by $980,000.00, increase total shareholders' equity by $920,000.00, and decrease by $920,000.00 the Company's net loss for the fiscal year ended January 3, 2004. As a result of such advice from Seidman, the Company addressed the material weakness subsequent to the date of its discovery on March 29, 2005. The Company incorporates herein by reference disclosures contained in Part 2, Item 9, on the annual report to the Securities and Exchange Commission by the Company on Form 10-K for the fiscal year ended January 1, 2005. This matter was disclosed in Note 2 of the company's financial statements and in Item 8 and Item 9A of the Company's Form 10-K for the fiscal year ended January 1, 2005 and in Note 2 of the Company's financial statements contained in the Company's Form 10-K for the fiscal year ended December 31, 2005.

     The Audit Committee of the Board of Directors of the Company was aware of the advice from Seidman with respect to this error. The Company has authorized Seidman to respond fully to inquiries of the Company's successor accountant concerning the subject matter described above.

     Other than as stated above, during the Company's two most recent fiscal years and the subsequent interim period through March 12, 2007 there have been no reportable events as defined in Section 304(a)(1)(v) of SEC Regulation S-K.

     The Company engaged the registered public accounting firm of Scott McElveen L.L.P. of Columbia, SC, to audit the Company's financial statements for the fiscal years ended December 31, 2005 and December 30, 2006. The Company had not previously consulted Scott McElveen L.L.P.

     The Company previously provided to Seidman a copy of the disclosures contained herein. Attached hereto is a copy of a letter from Seidman addressed to the Securities and Exchange Commission dated January 26, 2006 stating in what respects it agrees and what respects it does not agree with the disclosures which were contained in Form 8K/A filed by the Company with the Securities and Exchange Commission on November 29, 2005.



AUDIT FEES
----------


     For the fiscal year ended December 31, 2005, Scott McElveen L.L.P. was the independent public accounting firm retained by the Company to audit the Company's annual financial statements for that fiscal year. The anticipated fees to be billed for such services by Scott McElveen L.L.P. are $46,000.00.

     For the fiscal year ended December 31, 2005, BDO Seidman, LLP, billed the Company $10,000.00 to review the annual financial statements for that fiscal year included in the Company's annual report to the SEC on Form 10-K.

     For the fiscal year ended December 30, 2006, Scott McElveen L.L.P. was the independent public accounting firm retained by the Company to audit the Company's annual financial statements for that fiscal year. The fees billed for such services by Scott McElveen L.L.P. were $46,000.00.

     For the fiscal year ended December 30, 2006, BDO Seidman, LLP, billed the Company $10,600.00 to review the annual financial statements for that fiscal year included in the Company's annual report to the SEC on Form 10-K.



AUDIT RELATED FEES
------------------


     No fees were billed in either of the last two fiscal years for assurance and related services by the principal accountant that were reasonably related to the performance of the audit or review of the Company's financial statements which are not reported in the section above entitled "Audit Fees."



TAX FEES
--------


     No fees were billed in either of the last two fiscal years for professional services rendered by the principal accountant of the Company for tax compliance, tax advice or tax planning.



ALL OTHER FEES
--------------


     For the fiscal year ended December 31, 2005, Scott McElveen L.L.P. billed the Company $5,000.00 for review and preparation of federal and state income tax returns and $5,500.00 for a financial statement audit of the Company's 401(k) plan.

     For the fiscal year ended December 30, 2006, it is anticipated that Scott McElveen L.L.P. will bill the Company $5,000.00 for review and preparation of federal and state income tax returns and $5,600.00 for a financial statement audit of the Company's 401(k) plan.



AUDIT COMMITTEE'S PRE-APPROVAL POLICIES AND PROCEDURES
------------------------------------------------------


     It is the policy and procedure of the Audit Committee of the Board of Directors of the Company that the committee, prior to such engagement, approves the engagement of the independent public accounting firm retained by the Company to audit the Company's annual financial statements, review the Company's Forms 10-Q, review and prepare federal and state income tax returns and conduct a financial statement audit of the Company's 401(k) plan. The Audit Committee pre-approved all services specified above under the sections entitled "Audit Fees" and "All Other Fees."



SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
-------------------------------------------------------


     To the knowledge of the Company, all directors, officers and beneficial owners of more than ten percent of the common stock of the Company and other persons required to so file did file on a timely basis the reports required by
Section 16(a) of the Securities Exchange Act of 1934.


PROPOSALS OF SHAREHOLDERS
-------------------------

     Any proposals of shareholders intended to be presented at the 2008 annual meeting of the shareholders, now scheduled for May 20, 2008, must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting not later than January 1, 2008. Any matter submitted as a shareholder proposal will be considered untimely if presented after January 1, 2008. Any such proposal must be received at the principal executive offices of the Company.



SHAREHOLDERS SHARING AN ADDRESS
-------------------------------


     One annual report (the Company's annual report to the SEC of Form 10-k) and this proxy statement are being delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. The Company will undertake to promptly deliver upon written or oral request a separate copy of the annual report and proxy statement to a shareholder at a shared address to which a single copy of the document was delivered and provide instructions as to how a shareholder can notify the Company that the shareholder wishes to receive a separate copy of the annual report and proxy statement. A shareholder can direct a notification to the Company that the shareholder wishes to receive a separate annual report and proxy statement in the future by contacting the Company as follows:

                                Burke Mills, Inc.
                                PO Box 190
                                Valdese, NC 28690
                                  828 874-6341

     Any shareholder sharing an address can request delivery of a single copy of annual reports and proxy statements if they are receiving multiple copies of annual reports and proxy statements by contacting the Company and providing the appropriate instructions.



FORM 10-K
---------


     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 1O-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 30, 2006. SUCH REQUEST SHOULD BE DIRECTED TO THOMAS I. NAIL, BURKE MILLS, INC.,
P. O. BOX 190, VALDESE, NORTH CAROLINA 28690.

BDO     BDO Seidman, LLP                1001 Morehead Square Drive, Suite 300
        Accountants and Consultants     Charlotte, North Carolina 28203
                                        Telephone: (704) 887-4236
                                        Fax: (704) 887-4290

January 26, 2006


Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:      Burke Mills, Inc.
         (Commission File No. 0-5680)
         Report under Item 4.01 of Form 8-K
         Date of report - November 9, 2005

We have been furnished with a copy of the report under Item 4.01 of Form 8-K/A (the "8-K) which we have been advised that our former client, Burke Mills, Inc. filed with the Securities and Exchange Commission on November 29, 2005. With respect to that 8-K, BDO Seidman, LLP does not disagree with the disclosures related to BDO Seidman, LLP except as follows:

     1. With respect to  paragraph  1, on October 20,  2005, a BDO Seidman,  LLP
     (BDO) representative informed the audit committee chairman of Burke Mills, Inc., that BDO was then undertaking its annual client retention review process to determine the best allocation of BDO's resources. The representative informed the audit committee chairman that several factors were being considered, however, it was the representative's belief that it was likely that the firm would resign from the engagement subsequent to the 3rd quarter review.

     2. With respect to paragraph 7, on November 9, 2005, Tom Nail, Chief Executive Officer informed BDO that the Company's audit committee had engaged Scott McElveen LLP to serve as the Company's independregistered accounting firm in replacement of BDO.

Very truly yours,


s/BDO Seidman, LLP


CC:      Mr. Pete Huntley, Audit Committee Chair
         Mr. Tom Nail, Chief Executive Officer

            [Specimen of proxy card for purposes of electronic filing
                  with the Securities and Exchange Commission]


                                BURKE MILLS, INC.
                              APPOINTMENT OF PROXY
                  Annual Meeting of Shareholders, May 15, 2007

     The undersigned shareholder hereby appoints Humayun N. Shaikh, Chairman of the Board of the Company, Thomas I. Nail, President of the Company, and Richard
F. Byers, Executive Vice President of the Company, with full power of substitution, the lawful attorneys, agents and proxies of the undersigned to vote all shares of Burke Mills, Inc. held by the undersigned with respect to the election of directors, at the Annual Meeting of its shareholders to be held at 2:00 P.M. on May 15, 2007, at the executive offices of the Company in Valdese, North Carolina, and all adjourned sessions thereof, with all the powers the undersigned would possess if personally present at such meeting, and upon the following matters:


                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                   as possible

--------------------------------------------------------------------------------
   PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
                 YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE X

--------------------------------------------------------------------------------

1. The election of the following persons who will be nominated to serve as directors

 [   ] FOR ALL NOMINESS                           NOMINESS:
                                                []Humayun N. Shaikh
 [   ] WITHHOLD AUTHORITY                       []Robert P. Huntley
       FOR ALL NOMINESS                         []Richard F. Byers
                                                []Thomas I. Nail
 [   ] FOR ALL EXCEPT                           []William T. Dunn
      (See Instructions Below)                  []Aehsun Shaikh
                                                []Robert T. King


Instruction: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [GRAPHIC OMITTED]



2. Such other business and matters as may be brought before the meeting or any adjournments thereof, including any matters which are not known or anticipated a reasonable time before the solicitation.

The shares represented by this proxy will be voted as directed by the shareholder. If the person solicited specifies that authority to vote for a nominee for director be withheld, the shares will be voted in accordance with such specification. If no direction is given, the shares will be voted FOR all nominees for director. To be voted, the proxy must be received prior to the meeting.

This  Appointment of Proxy Confers Upon the Holders  Discretionary  Authority To
Vote On The Matters Specified In The Proxy Statement Under The Heading "Discretionary Authority."

This Appointment of Proxy is Solicited By The Board of Directors Of The Company.





[GRAPHIC OMITTED]





To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [GRAPHIC OMITTED]



Signature of Shareholder                                Date
                        ----------------------------            --------


Signature of Shareholder                                Date
                        ----------------------------            --------


Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Telephone (828) 874-6341                                      Fax (828) 879-7184


                               [GRAPHIC OMITTED]
                               Burke Mills, Inc.

                            FRANK GADDY YARN DIVISION
               POST OFFICE BOX 190, VALDESE, NORTH CAROLINA 28690
--------------------------------------------------------------------------------

                               THE YEAR IN REVIEW

Burke Mills, Inc. sales during 2006 were $23,884,000 compared to $25,253,000 in 2005. Burke recorded a net loss of $1,877,000 or $.68 per share compared to a net loss of $1,901,000 or $.70 per share in 2005.

Burke continued to diversify into other fibers and developed significant commission (the dyeing and processing of customer owned yarns) customers. Commission pounds in 2006 accounted for 21% of total pounds shipped versus 5% in 2005. An advantage of processing on a commission basis is, Burke does not tie up cash in raw yarn inventory.

Burke's largest supplier of textured yarns, Dillon Yarns, was purchased by Burke's largest competitor, Unifi Corporation. Unifi has told Burke that it will continue to supply textured yarns to Burke at a competitive price.

During the year Burke had developed other sources of textured yarns to lower cost.

                                     OUTLOOK

If the trend in the industry continues, domestic demand will decrease causing greater over capacity for dyed yarn. It will be more difficult to maintain or increase sales.

Burke will continue to diversify into other fibers and develop programs for niche markets.





HUMAYUN N. SHAIKH
CHAIRMAN & CEO




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




                                BURKE MILLS, INC.
                                 Corporate Data

Directors_______________________________________________________________________
Humayun N. Shaikh       Robert P. Huntley              Aehsun Shaikh
Chairman and CEO        Chairman                       Textile Executive
of the Company          Timber Ridge Lumber Co.        Mr. Shaikh is Director of
                        A supplier of hardwood lumber  Azgard 9, Ltd.
                        to the furniture industry.

Thomas I. Nail          William T. Dunn                Robert T. King
President and COO       Retired                        Retired
of the Company          Mr. Dunn was an executive      Mr. King was a textile
                        with Bear Stearns and Paine    company executive.
                        Webber companies.

Richard F. Byers
Executive Vice President
of the Company

Officers________________________________________________________________________
Humayun N. Shaikh         William E. Singleton         Michael B. Smith
Chairman and CEO          Vice President -             Assistant Secretary
                          Manufacturing
Thomas I. Nail
President and COO         Pender R. McElroy
                          Secretary
Richard F. Byers          James, McElroy & Diehl
Executive Vice President  Attorneys At Law

________________________________________________________________________________
SEC Form 10-K            Listing of Securities       Registrar/Transfer Agent
A copy of Burke Mills    OTC Bulletin Board          American Stock Transfer &
Form 10-K filed with the System Symbol:  BMLS.OB        Trust Company
Securities and Exchange                              1525 West W.T. Harris Blvd.
Commission is available  Legal Counsel               Charlotte, NC 28288-1153
on company web site:     James, McElroy & Diehl, P.A.(704) 590-7392
www.burkemills.com or    Attorneys at Law
Edgar web site:          Charlotte, NC               Offices
www.edgaronline.com                                  Burke Mills, Inc.
search: BMLS.OB          Independent Auditors        191 Sterling Street, N.W.
                         Scott McElveen              P.O. Box 190
                         Columbia, S.C.              Valdese, NC 28690
                                                     (828) 874-6341

________________________________________________________________________________

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